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                                                                   EXHIBIT 10.26

                                 MORTGAGE NOTE

$150,000.00                                                     Chicago,
Illinois

                                                                June 30, 1997

     Richard L. Rodriguez, (the "Borrower"), for value received, hereby promises to pay to the order of Elek-Tek, Inc., a Delaware corporation (the "Lender"), at 7350 N. Linder Avenue, Skokie, Illinois, or at such other place as Lender may from time to time in writing designate, in lawful money of the United States of America, the principal sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) on or before March 1, 1999 ("Mortgage Note Termination Date"), which is the third anniversary of the Commencement Date as defined and set forth in the Employment Agreement dated March 1, 1996, as amended, by and between Borrower and Lender ("Employment Agreement"). The indebtedness evidenced by this Mortgage Note shall bear no interest. This Mortgage Note is issued in replacement of a mortgage note issued in May 1996.

     Notwithstanding the foregoing, the $150,000 loan debt under this Mortgage Note (the "Debt") shall be forgiven according to the following terms and conditions:

      (a) Fifty thousand dollars of the Debt is hereby forgiven by the Company as of the date hereof.

      (b) Provided Borrower is an employee of Lender on the forgiveness date thereof, the Debt shall be forgiven annually in fifty thousand dollar ($50,000) increments on each of the first day of January 1998 and 1999.

      (c) If Borrower terminates his employment with Lender for any reason, the next fifty thousand dollar ($50,000) increment of Debt to be forgiven shall be forgiven on a pro rata basis based on the number of days of employment completed in the fiscal year of the termination (calculated from January 1, 1997 if termination occurs in 1997); provided, however, that if Borrower terminates his employment with Lender for any reason during the second six (6) months following a Change in Control, in addition to any pro rata amount forgiven as of the Date of Termination a fifty thousand dollar ($50,000) increment of the Debt shall also be immediately forgiven. If Borrower terminates his employment with Lender (other than by death or Disability), the remaining principal under this Mortgage Note (following any forgiveness of Debt provided for in this Mortgage Note) shall immediately be repaid in full by Borrower to Lender.

      (d) If Borrower is terminated by Lender for Cause, the outstanding principal under this Mortgage Note shall immediately be repaid in full by Borrower to Lender. If terminated for Cause, Borrower shall not receive any pro rata loan forgiveness.


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      (e)  If Borrower is terminated by Lender without Cause, the next fifty thousand dollar ($50,000) increment of Debt to be forgiven shall be forgiven on a pro rata basis based on the number of days of employment completed in the fiscal year of the termination (calculated from January 1, 1997 if termination occurs in 1997).

      (f) Notwithstanding the foregoing, all of the Debt shall be immediately forgiven if during the first six (6) month period following a Change in Control (i) Borrower is terminated by Lender other than for Cause or (ii) Borrower terminates his employment for Good Reason.

     All capitalized terms herein, which are not defined, are to be given the same meaning as in the Employment Agreement. The term "Junior Mortgage" shall mean the Junior Mortgage and Security Agreement from Borrower to Lender, covering certain real and personal property described therein situated in the County of Lake, State of Illinois (the "Mortgaged Property").

     Payment of this Mortgage Note is secured by the Junior Mortgage.

     The remedies of Lender, as provided in this Mortgage Note and the Junior Mortgage shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. The holder of this Mortgage Note is entitled to all of the benefits and the collateral security provided in the Junior Mortgage. The Borrower agrees to pay all costs of collection and all attorneys fees paid or incurred in enforcing any of the Lender's rights hereunder promptly on demand of the Lender. Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Mortgage Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Mortgage Note.

     Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and, then, only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

     This instrument shall be governed by and construed according to the laws of the State of Illinois.

     Whenever used, the singular number shall include the plural, the plural shall include the singular, and the words "Lender" and "Borrower" shall be deemed to include their respective heirs, administrators, executors, successors and assigns.

     In the event any one or more of the provisions hereof shall be invalid, illegal or





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unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed thereby.

     This Mortgage Note may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Mortgage Note.

     The Borrower expressly submits and consents to the jurisdiction of any state or federal court located within Lake County, Illinois, in any action, suit or proceeding (whether in contract or tort, at law or in equity) commenced therein in connection with or with respect to this Mortgage Note or the Junior Mortgage (including, without limitation, any defenses or counterclaims therein), and Borrower waives any objection to venue in connection therewith. BORROWER AND LENDER EACH HEREBY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, AND AFTER CONSULTING WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO JURY TRIAL THAT THEY MAY NOW OR HEREAFTER HAVE UNDER ANY APPLICABLE LAWS. The Borrower hereby waives personal services of any and all process or papers issued or served in connection with the foregoing and agrees that service of such process of papers may be made by registered or certified mail, postage prepaid, return receipt requested, directed to the Borrower.

     IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Mortgage Note the date and year first above written.


______________________________
     Richard L. Rodriguez











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